POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints Geraldine Motillon his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for himself and on his behalf and in his true name, place and stead, in any and all capacities, and to make, execute, acknowledge, deliver, file and record from time to time any and all statements on Schedule 13D (including any and all exhibits thereto) and any amendments thereof and such other documents and instruments as may be required under or be necessary or appropriate to comply with, the federal securities laws, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act and thing requisite and necessary to be done, in order to effectuate the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of her substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 16th day of September, 2004.

/s/ Polys Haji-Ioannou Polys Haji-Ioannou